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                                  EXHIBIT 23




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Ramapo Financial Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 15, 1997 and to all references to our Firm. It should be noted that we have not audited any financial statements of Ramapo Financial Corporation subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                        ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 26, 1997